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STEPHEN M. SIEDOW, P.C.                                  12373 E. Cornell Avenue
Certified Public Accountant                              Aurora, Colorado  80014
                                                         (303) 337-3384





                                          November 10, 1999



Securities and Exchange Commission
Mail Stop 9-5
450 5th Street, N.W.
Washington, D.C.  20549


Dear Sir or Madam:

I have read the statements  prepared by EBONLINE.COM (the "Company") pursuant to
Item 304(a)(1) which were included in Item 4 in the Company's Current Report on Form 8-K dated September 3, 1999. I concur with the statements made therein.



                                      Yours truly


                                      /s/ Stephen M. Siedow, P.C.
                                      Stephen M. Siedow, P.C.
Copy:    Ebonline.com